UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	May 3, 2010
(Date of earliest event reported):	April 30, 2010

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                           717-291-2411
Former name or former address, if changed since last Report:                                                                                            N/A

Check the  appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Shareholders of Fulton Financial Corporation (“Fulton”) was held on April 30, 2010. At Fulton’s 2010 Annual Meeting, Shareholders approved all of management’s proposals outlined in Fulton’s March 26, 2010 proxy statement which included: (i) the election of ten (10) directors, all of whom were then serving as directors of Fulton, for terms of one (1) year and until their successors are elected and qualified; (ii) a non-binding resolution to approve the compensation of Fulton’s named executive officers; and (iii) the ratification of the appointment of KPMG LLP as the independent auditor of Fulton for the fiscal year ending December 31, 2010. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present, but were not treated as votes cast on a proposal. Therefore, abstentions and broker non-votes did not have the effect of a vote for or against such proposal and were not counted in determining the number of votes required for approval.

The following table reflects the tabulation of the votes with respect to each director who was elected at the 2010 Annual Meeting:

	Number of Votes
Nominee	For	Withheld	Broker Non-Vote
Jeffrey G. Albertson	101,737,401	10,577,533	30,074,584
Donald M. Bowman, Jr.	101,828,520	10,486,414	30,074,584
Dana A. Chryst	96,777,116	15,537,818	30,074,584
Craig A. Dally	101,701,932	10,613,002	30,074,584
Rufus A. Fulton, Jr.	104,851,341	7,463,593	30,074,584
George W. Hodges	105,219,664	7,095,270	30,074,584
Willem Kooyker	106,681,732	5,633,202	30,074,584
John O. Shirk	105,694,574	6,620,360	30,074,584
R. Scott Smith, Jr.	104,520,628	7,794,306	30,074,584
E. Phillip Wenger	105,344,404	6,970,530	30,074,584

The following table reflects the tabulation of the votes with respect to the approval of the non-binding resolution to approve the compensation of Fulton’s named executive officers:

Number of Votes
For	Against	Abstain
125,463,903	12,836,112	4,089,503

The following table reflects the tabulation of the votes with respect to the ratification of the appointment of KPMG LLP as the independent auditor of Fulton for the fiscal year ending December 31, 2010:

Number of Votes
For	Against	Abstain
136,678,897	3,315,495	2,395,126

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2010	Fulton Financial Corporation By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer